LEASE AGREEMENT

            THIS LEASE AGREEMENT (this "Lease"), made and entered into this 21st day of July, 1995, by and between THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation ("Landlord"), and MARKEL CORPORATION, a Virginia corporation ("Tenant").

                                   ARTICLE I
                               DEMISE OF PREMISES

            Section 1.01. Demise. For and in consideration of the payment of rent herein reserved to be paid by Tenant and the performance of the covenants and agreements herein contained on the part of Tenant to be kept, observed and performed, Landlord does hereby demise and lease to Tenant, and Tenant does hereby take and hire, upon and subject to the terms and conditions herein contained, that certain tract of land lying and being in Henrico County, Virginia, and being commonly known as 4600 Cox Road, Richmond, Virginia, and being more particularly described in Exhibit "A" attached hereto and made a part hereof, together with all buildings, structures and other improvements now or hereafter located thereon and all appurtenances thereunto belonging, all right, title and interest of Landlord in and to all roads, streets and lanes, whether public or private, bounding said premises, all fixtures and all items of personal property described in Exhibit "C" attached hereto and made a part hereof and all of the Other Interests described in Exhibit "F" attached hereto and made a part hereof (said land, improvements, appurtenances, rights, titles, interests, fixtures, equipment and Other Interests are herein collectively referred to as the "Premises"), all subject to the encumbrances set forth in Exhibit "B" attached hereto and made a part hereof.

                                   ARTICLE II
                                 TERM OF LEASE

            Section 2.01. Term of Lease. The term of this Lease (the "Term") shall commence on the date hereof (the "Commencement Date") and, unless sooner terminated as herein provided, shall continue thereafter for twelve (12) years, terminating on the 31st day of July, 2007 (the "Expiration Date"); provided, however, the Term may be extended as provided in Section 2.02 and Section 2.03 hereof.

            Section 2.02. Options to Extend. Tenant has the option to extend this Lease for two (2) additional five (5) year terms, in accordance with the following provisions. Each option shall be automatically and irrevocably terminated and waived by Tenant, unless Tenant provides Landlord with a written notice (the "Extension Notice") which states that Tenant has elected to extend this Lease in accordance with the terms hereof, which notice shall be given no later than six (6) months prior to the expiration of the Term then in effect, as such Term may be extended as provided in Section 2.03 hereof. The second extension option shall also terminate automatically in the event that the first option to extend is not exercised as aforesaid. If there has been a (i) default or breach by Tenant under this Lease and such default or breach is one as to which Landlord must give written notice and an opportunity to cure in order for such default or breach to become an Event of Default, (ii) Landlord has delivered such notice to Tenant, and (iii) Tenant has failed to cure or remedy such breach or default within thirty (30) days after receipt of such notice (or such lesser period as may be required by this Lease), then no extension option may be exercised by Tenant (unless Landlord has waived the enforcement of this provision in a writing delivered to Tenant). In addition, no extension option may be exercised by Tenant if there is then any default or breach by Tenant under this Lease or other event which, with the passing of time would ripen into an Event of Default hereunder (unless Landlord has received the enforcement of this provision in a writing delivered to Tenant). If the Term of this Lease is so extended, this Lease and all terms and provisions hereof shall remain in full force except that the Rent to be paid by Tenant during such option terms shall be as set forth in Section 4.01 of this Lease. All references in this Lease to the Term shall be deemed to include any extension options which are validly exercised in the manner set forth above. In the event that (a) the appraisal procedure described in Section 4.01 must be used in the determination of the applicable Fair Market Rental Rate for the first or second extension term of this Lease, and (b) the final determination of the applicable Fair Market Rental Rate is not delivered to Tenant at least seven (7) months prior to the expiration of the Term or extension Term, as applicable, then the six (6) month period described in this Section 2.02 hereof by which Tenant is to provide Landlord with the Extension Notice shall be reduced by the number of days (the "Appraisal Waiting Days") between the date which is seven (7) months prior to the expiration of the Term or extension Term, as applicable, and the date on which the final determination of the applicable Fair Market Rental Rate is delivered to Tenant, in order to provide Tenant with not less than thirty (30) days after receipt of the final determination of the applicable Fair Market Rental Rate within which to decide whether or not to extend this Lease.

            Section 2.03. Extension of Current Term of Lease During Extension Rent Determination. The initial Term of this Lease, or, as applicable, the first extension Term of this Lease, shall be extended by a period of time equal to the Appraisal Waiting Days in the event that
(a) the appraisal procedure described in Section 4.01 must be used in the determination of the applicable Fair Market Rental Rate for the first or second extension term of this Lease, (b) if in such event the final determination of the applicable Fair Market Rental Rate is not delivered to Tenant at least seven (7) months prior to the expiration of the Term or extension Term, as applicable, and (c) Tenant does not deliver the Extension Notice in a timely fashion; and in such event for such period Tenant shall continue to be obligated to pay Rent at the then-existing rate for such Term or extension Term, as applicable, and to perform all other obligations of Tenant hereunder in accordance with all terms of this Lease until the then current Term, as extended, shall expire.

                                  ARTICLE III
                COVENANTS AND WARRANTIES OF LANDLORD AND TENANT

            Section 3.01. Authority of Landlord. Landlord warrants that it has full right and lawful authority to enter into this Lease and to keep and perform the covenants herein contained.

            Section 3.02. Authority of Tenant. Tenant warrants that it has full right and lawful authority to enter into this Lease and to keep and perform the covenants herein contained.

            Section 3.03. Quiet Enjoyment. Landlord hereby warrants that, unless an Event of Default shall have occurred and be continuing, the Tenant's peaceful possession, use and enjoyment of the Premises in accordance with this Lease shall not be interrupted or disturbed by the Landlord or any person or entity claiming by, through or under the Landlord. Landlord will warrant and defend Landlord's title to the estate granted hereby against the lawful claims of all parties claiming by, through or under Landlord.

            Section 3.04. Enforcement of Warranties. Tenant hereby assigns (to the extent such are assignable) and Landlord hereby accepts the assignment of all of the Tenant's right, title and interest, if any, in any and all warranties and other claims against dealers, manufacturers, vendors, contractors and subcontractors relating to the construction, use and maintenance of the Premises or any portion thereof. Unless an Event of Default shall have occurred and be continuing, Landlord authorizes Tenant, at Tenant's expense, to assert for Landlord's account, all of Landlord's rights under any applicable warranty or other claim assigned to it (as a portion of the "Other Interests") hereunder that Landlord may have against any vendor, manufacturer, contractor or subcontractor with respect to any part of the Premises.

                                   ARTICLE IV
                       ANNUAL RENT AND ADDITIONAL RENTAL

            Section 4.01. Rent. Tenant covenants and agrees to pay Landlord, in lawful money of the United States of America, without set-off or deduction, during the Term as rent hereunder, a base annual rent (the "Rent") during the following periods in the following amounts:



       Period                              Per Month         Per Year
Commencement Date through 12/31/95         $95,000.00  N/A (annual rent being
                                                       comprised of the sum of
                                                       the monthly rent)
1/1/96 through 12/31/96                    $96,900.00       $1,162,800
1/1/97 through 12/31/97                    $98,838.00       $1,186,056
1/1/98 through 12/31/98                   $100,814.75       $1,209,777
1/1/99 through 12/31/99                   $102,831.08       $1,233,973
1/1/00 through 12/31/00                   $104,887.67       $1,258,652
1/1/01 through 12/31/01                   $106,985.42       $1,283,825
1/1/02 through 12/31/02                   $109,124.33       $1,309,502
1/1/03 through 12/31/03                   $111,307.67       $1,335,692
1/1/04 through 12/31/04                   $113,533.83       $1,362,406
1/1/05 through 12/31/05                   $115,804.50       $1,389,654
1/1/06 through 12/31/06                   $118,120.58       $1,417,447
1/1/07 through Expiration Date            $120,483.00  N/A (annual rent being
                                                       comprised of the sum of
                                                       the monthly rent)

The Rent shall be payable in accordance with the following provisions:

            (i) Rent for the initial Term shall be payable in equal monthly installments as set forth above, in advance on or before the first day of each month. The first such payment shall be due on the Commencement Date and Landlord shall prorate the Rent for the period from the Commencement Date to the first day of the first full calendar month after the date of this Lease, which prorated Rent shall be computed by multiplying one (1) monthly installment of Rent by a fraction the numerator of which is the number of calendar days from the Commencement Date to (but not including) the first calendar day of the first full calendar month after the Commencement Date and the denominator of which is the actual number of days in such month.

            (ii) Rent for the first twelve (12) months of the first extension Term, if any, shall be equal to eighty-five (85%) percent of the then Fair Market Rental Rate (as hereinafter defined) for the Premises, payable in equal monthly installments, in advance on or before the first day of each month. Rent for the remaining forty-eight (48) months of the first extension Term shall escalate annually at the rate of two percent (2%) per year over the preceding year's rent.

            (iii) Rent for the first twelve (12) months of the second extension Term, if any, shall be eighty-five (85%) percent of the then Fair Market Rental Rate for the Premises, payable in equal monthly installments, in advance on or before the first day of each month. Rent for the remaining forty-eight (48) months of the second extension Term shall escalate annually at the rate of two percent (2%) per year over the preceding year's rent.

            (iv) In the event that in accordance with the terms of this Lease the expiration or termination of this Lease occurs other than on the last calendar day of a month, the last payment due under this Lease shall be prorated by a fraction, the numerator of which is the number of calendar days from and including the first calendar day of such month to and including the last day of the Term of this Lease, and the denominator of which is the actual number of days in such month.

            "Fair Market Rental Rate" for the Premises shall mean the rent at which a willing landlord would agree to lease comparable premises in the Innsbrook Corporate Center, or in a comparable office development in the northwest suburbs of Richmond, Virginia, to a willing tenant of comparable creditworthiness as the creditworthiness of Tenant (which, so long as Tenant is a publicly held corporation, shall be determined, as to Tenant, absent manifest error, as of the date of Tenant's most recent published shareholders report immediately preceding the date which is no sooner than 12 months prior to the expiration of the then-current Term) on the last day of the Term then in effect under a lease for a five (5)-year term (with a five (5)-year renewal, in the case of the first extension) commencing on the last day of the then-current Term that is similar in all material economic and non-economic respects to this Lease, under the assumption that neither the Landlord nor the Tenant is under any compulsion to lease. Notwithstanding any provision in this paragraph to the contrary, in comparing the material economic and non-economic aspects of this Lease with a lease of comparable premises, as aforesaid, and in determining the Fair Market Rental Rate for the Premises the following factors shall be considered:

                  (a) if and to the extent possible, a comparable lease shall be a fully "net" lease such as this Lease and, therefore, not a lease,
      (i) pursuant to which a landlord has or retains any obligation to make or pay for tenant improvements or leasing commissions, (ii) which is subject to any free rent, discounts, inducements or other concessions of value (other than the provision of such space for the term set forth in such lease), and (iii) pursuant to which Landlord retains any obligation to pay for operating expenses;

                  (b) if a fully "net" lease is used for comparison purposes, no adjustment shall be made to the rental on such lease in calculating the Fair Market Rental Rate hereunder to adjust for any cost of leasing commissions, tenant improvements or other allowances, or rent or other economic concessions which would be incurred, paid for or made by a landlord on other than a fully "net" lease;

                  (c) if a lease other than a fully "net" lease is used for comparison purposes, there shall be deducted from the rent on such lease the operating costs including, without limitation, taxes (including the types of "Taxes" as defined herein), charges (including the types of "Charges" as defined herein), insurance, utilities and services for the demise premises thereunder, which landlord is responsible to pay pursuant to the terms of such lease, or, if applicable, in the event of a lease for less than an entire building, the prorated share of such operating costs for the entire building, prorated based on a fraction obtained by dividing (i) the square footage of the space leased by the tenant under such lease by (ii) the total square footage of rentable space in such building); and

                  (d) if a lease other than a fully "net" lease is used for comparison purposes which includes as part of its terms a tenant obligation to incur or pay the cost of leasing commissions (to be spread over the term thereof) or tenant improvements (to the "building standard" tenant improvements for such building only, and not in excess of the standard established by the current owner of such building as the standard tenant improvements for such building), the costs of these items shall be added back to the rental for comparison purposes hereunder;

it being the intention of the parties that the costs (and net economic effect to landlord) of tenant improvements, leasing commissions and tenant concessions have been accounted for in the provisions hereof which provide that only 85%, not 100%, of Fair Market Rental Rate shall be the applicable rental rate for an extension Term hereunder; and it being the intent of Landlord and Tenant that since (i) this Lease is a fully "net" lease and
(ii) none of the foregoing items have been included in calculating the Rent for the Term of this Lease, they should not be considered and should be factored out in the aforesaid manner and not included within the calculation of the rent for premises comparable to the Premises located in the Innsbrook Corporate Center or the northwest suburbs of Richmond, Virginia.

            The Fair Market Rental Rate for the Premises shall be determined by Landlord, subject to the provisions set forth below and the guidelines set forth above, and shall be designated by Landlord by written notice to Tenant (the "Extension Rent Notice") delivered no sooner than eighteen (18) months and no later than twelve (12) months prior to the expiration of the then-current Term. In the event that Tenant disagrees with Landlord's Fair Market Rental Rate, then Tenant shall have the right to have the Fair
Market Rental Rate determined by appraisal, in which event Tenant shall deliver written notice to Landlord no later than thirty (30) days after receipt of Landlord's Extension Rent Notice, which written notice shall request an appraisal determination of the Fair Market Rental Value, and shall name an appraiser who must have at least ten (10) years experience in the analysis of the rental value of, or the leasing of, office buildings in the metropolitan Richmond, Virginia market. Within twenty (20) days after receipt of the notice from Tenant, Landlord shall, by written notice to Tenant, name a second appraiser with at least ten (10) years experience in the analysis of the rental value of or the leasing of office buildings in the metropolitan Richmond, Virginia market, and each such appraiser shall independently render its opinion of the Fair Market Rental Rate of the Premises on the basis set forth in the immediately preceding paragraph.
The two (2) appraisers shall within thirty (30) days after Landlord names its appraiser, each simultaneously submit to Landlord and Tenant a sealed envelope containing their opinion of the Fair Market Rental Rate for the Premises. If the two opinions differ by ten (10%) or less, then the two opinions shall be added together and divided by two (2) to determine the Fair Market Rental Rate for the Premises.

            If the two opinions differ by more than ten percent (10%), then the two appraisers shall agree upon and select a third appraiser with at least ten (10) years experience in the analysis of the rental value or the leasing of office buildings in the metropolitan Richmond, Virginia market. If the two appraisers appointed by Landlord and Tenant are unable to agree upon a third appraiser within ten (10) days after being notified by either Landlord or Tenant that a third appraiser is required, then either Landlord or Tenant may petition the Central Virginia Chapter of the Appraisal Institute to appoint a third appraiser with the aforesaid requisite experience. The third appraiser shall render its opinion of the Fair Market Rental Rate for the Premises and in doing so shall have access to and shall review the previous opinions by the initial two (2) appraisers. The third appraiser shall, within thirty (30) days after being selected, simultaneously submit to Landlord and Tenant a sealed envelope containing its opinion of the Fair Market Rental Rate for the Premises, provided that in no event shall the opinion of the third appraiser be higher than the higher of the opinions of the initial two (2) appraisers or lower than the lower of the opinions of the initial two (2) appraisers. Subject to the foregoing limitation, the opinion of the third appraiser shall be conclusive and final in determining the Fair Market Rental Rate for the Premises.

            Landlord shall send to Tenant written notification of the Rent payable for the first extension Term or the second extension Term, as applicable, calculated in accordance with Section 4.01(ii) or (iii), as applicable, and calculated in accordance with the foregoing provisions, as soon as possible after the applicable Fair Market Rental Rate shall have been determined.

            If for the first extension Term the initial two (2) opinions are within ten percent (10%) of each other, then either or both of the initial appraisers shall be eligible to serve at the second extension, but if such initial two (2) opinions are not within ten percent (10%) of each other, then none of the first three (3) appraisers shall be eligible to determine the Fair Market Rental Rate for the second extension Term.

            Landlord and Tenant shall each pay the cost and expense of the appraiser appointed by it and each shall pay fifty percent (50%) of the fees and expenses of the third appraiser.

            Section 4.02. Additional Rental. Tenant covenants and agrees to pay to Landlord, from time to time as provided in this Lease, and as "Additional Rental":

            (a) interest (hereinafter called "Interest") at the annual rate equal to the "prime rate" as announced by NationsBank or its successors, plus five percent (5%) on all installments of Rent not paid within five (5) days after the due date, until the date of payment;

            (b) all other costs, expenses, amounts and sums which Tenant herein agrees to assume or pay to third parties in those circumstances where Tenant shall not be contesting the same in accordance with
      Section 11.01 of this Lease (and is not obligated to make payment pursuant to such provisions) and where Tenant shall fail or refuse to pay such third parties and the same is paid instead by Landlord after any prior written notice to Tenant if and to the extent such notice is required hereunder; and

            (c) Interest at the rate specified above on the sums described in subparagraph (b) from the date paid by Landlord until paid or, if demand is required therefor by the terms of this Lease, from the date of demand until paid after requisite notice of failure of Tenant to pay if and to the extent any further such notice is required hereunder.

In the event of any failure on the part of Tenant to pay any Additional Rental, Landlord shall have all the rights, powers and remedies provided for in this Lease or at law or in equity or otherwise in the event of the nonpayment of Rent.

            Section 4.03. Net Lease; Non-Termination. This Lease is a net Lease and Rent and Additional Rental shall be paid without notice, demand (except as expressly provided herein in the case of certain Additional Rental), counterclaim, setoff, offset, deduction or defense, and without abatement, suspension, deferment, diminution or reduction. Except as otherwise provided in this Lease, this Lease shall not terminate nor shall Tenant have any right to terminate this Lease or be entitled to the abatement of any Rent hereunder or any reduction thereof, nor shall the obligations of Tenant under this Lease be otherwise affected, by reason of:

            (a) any damage to or destruction of all or any portion of the Premises from whatever cause, except as provided in ARTICLE XIII or
      ARTICLE XIV;

            (b) the prohibition, limitation or restriction of or interference with Tenant's use of all or any portion of the Premises (except when such constitutes a willful breach of Landlord's covenant of quiet enjoyment contained in Section 3.03 hereof caused by the intentional acts of Landlord);

            (c) the failure on the part of Landlord to perform or comply with any term, provision or covenant of any other agreement to which Landlord and Tenant may be parties;

            (d) the entry of a decree or order for relief by a court having jurisdiction over the Premises in respect of Tenant in an involuntary case under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of Tenant or for any substantial part of its property, or ordering the winding-up or liquidation of its affairs and the continuance of any such decree or order unstayed and in effect for a period of sixty (60) consecutive days;

            (e) the commencement by Tenant of a voluntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy, insolvency or other similar law, or the consent by it to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of Tenant or for any substantial part of its property, or the making by it of any assignment for the benefit of creditors, or the failure of Tenant generally to pay its debts as such debts become due, or the taking of corporate action by Tenant in furtherance of any of the foregoing; or

            (f)   any claim which Tenant has or might have against Landlord.

Except as otherwise expressly provided in this Lease, Tenant waives, to the extent permitted by law, all rights now or hereafter conferred by statute or otherwise to quit, terminate or surrender this Lease or the leasehold estate in the Premises or any part thereof, or to any abatement, suspension, deferment, diminution or reduction of Rent. It is the purpose and intent of Landlord and Tenant that Rent and Additional Rental (where payable to Landlord) shall be absolutely net to Landlord, so that this Lease shall yield, net, to Landlord, the Rent specified in Section 4.01 and the Additional Rental specified in Section 4.02 hereof throughout the Term, and, except as provided in Section 5.01 and Section 11.01 and except as otherwise expressly provided in this Lease, that to the extent permitted by law, (i) all costs, expenses and obligations of every kind or nature whatsoever relating to the Premises which may arise and become due as specified in Sections 5.01 and 5.02 hereof or elsewhere herein during the Term shall be paid by Tenant, and (ii) Landlord shall be indemnified and saved harmless by Tenant from and against the same.

                                   ARTICLE V
                         TAXES, ASSESSMENTS AND CHARGES

            Section 5.01. Taxes and Assessments. Subject, to the extent applicable, to the following provisions of this Section 5.01 and to the provisions of Sections 5.03 and 11.01 hereof (concerning "Permitted Contests"), Tenant covenants and agrees to discharge and pay before the same become delinquent and before any fine, penalty or interest may be added for nonpayment, any and all taxes, assessments, license or permit fees, excises, water rates and charges, governmental, community and private assessments, imposts and charges of every nature and classification, general and special, ordinary and extraordinary, unforeseen as well as foreseen, of every kind and nature whatsoever (all or any one of which are hereinafter referred to as "Tax") that at any time during the Term and any extension thereof are levied, assessed, charged, laid or imposed, or become due and payable, upon the Premises or Landlord's fee simple and/or reversionary interest in the Premises or any Rent or Additional Rental reserved or payable hereunder (including any gross receipts or other taxes levied upon, assessed against or measured by the Rent or Additional Rental); provided, however, that if at any time during the Term the methods of taxation prevailing at the commencement of the Term shall be altered so that any imposition which at the commencement of or during the Term is or shall be levied, assessed or imposed on real estate and the improvements thereon is thereafter levied, assessed or imposed wholly or partially
(a) on the rents received from real estate or the improvements thereon, or
(b) as a tax assessment, levy or license fee (regardless of the form and regardless of the taxing authority) upon Landlord, measured by Rent and Additional Rental payable under this Lease, then all such substitute taxes, assessments, levies or license fees shall be deemed to be included within the meaning of the term "Tax" for purposes hereof, and Tenant shall pay and discharge the same as herein provided in respect to the payment of Tax.
Tax due during the final year of the Term, or if this Lease is extended, the final year of any extension Term, will be prorated.

            Notwithstanding any provision in this Lease to the contrary,
(i) Tenant shall not be deemed to be in default under this Lease until ten
(10) days after Tenant has received copies of such bills and assessments for Taxes (whether from Landlord or from the authority imposing such Taxes); (ii) except for any tax now or hereafter imposed specifically on rents, Tenant shall not be required to pay or reimburse Landlord for the payment of Landlord's federal, state or local income tax (including any interest, penalties and additions to tax thereon or thereto) or any profit, inheritance, estate, succession, gift or franchise tax (regardless how named or denominated), any transfer tax imposed upon the sale of all or a part of Landlord's interest in the Premises, any tax, assessment, charge or levy imposed or levied upon or assessed against any property other than the Premises, any income or any business activity of Landlord, or any tax resulting from the misconduct (including tax fraud) of Landlord.

            Section 5.02. Charges. Subject, to the extent applicable, to the provisions of Sections 5.01, 5.03 and 11.01 hereof (concerning Permitted Contests), Tenant covenants and agrees that it shall pay in accordance with usual and customary business practices, as such shall become due, all charges for all public or private utility services and other services and service contracts with respect to the Premises including, but not limited to, water, sewer, gas, light, heating and air conditioning, telephone, telecommunications, electricity, trash removal, security, power and other utility and communications services (all or anyone of which are hereinafter referred to as a "Charge") that at any time during the Term are rendered or become due and payable with respect to the Premises.

            Section 5.03. General. Tenant shall prepare and file all reports and returns required by law and governmental regulations with respect to any Tax and shall furnish copies thereof to Landlord. Landlord and Tenant shall promptly forward to the other, upon receipt, copies of any bill or assessment respecting any Tax or Charge; provided, however, that if
(i) Tenant has not received a copy of a bill or assessment respecting any Tax or Charge from any party other than Landlord, (ii) Landlord has received a copy of such bill or assessment and has failed to deliver such copy of such bill or assessment to Tenant within fifteen (15) days after Landlord's receipt of such bill or assessment, (iii) as a result thereof Tenant has received such copy of such bill or assessment less than five (5) business days prior to the date such payment under such bill or assessment is due, and (iv) Tenant pays such bill or assessment within five (5) business days after receipt of such copy of such bill or assessment, then, to the extent that any penalty or interest or late charge is incurred as a result of the foregoing, Landlord shall be liable for, and shall pay or reimburse Tenant for, promptly upon demand, such penalties or interest or late charge. Upon request of Landlord, Tenant agrees to furnish and deliver to Landlord receipts evidencing the payment of any Tax and/or Charge payable by Tenant as in Sections 5.01 and 5.02 provided. If any Tax and/or Charge may be paid in installments, Tenant shall be obligated to pay only such installments as they become due; provided, however, that any and all installments which are incurred during the Term, as the same may be extended, and become due and payable after the expiration of the Term shall be paid on or before the date which is prior to the expiration of the Term, or, in event of the termination of this Lease, prior to the date of such termination. Any Tax or Charge for the year in which this Lease terminates or expires shall be prorated between Landlord and Tenant as of such termination or expiration date, except that Landlord shall not be liable for any Charge arising pursuant to a private service contract, which contract is not terminable upon thirty (30) or fewer days notice to the service contract party, and that Landlord shall not be liable for any Charge which is incurred on account of Tenant's occupancy of the Premises or Tenant's business within the Premises and not on account of the operation and maintenance of the Premises. Subject, to the extent applicable, to the provisions of Sections 5.01 and 11.01 and the other provisions of this Section 5.03, if Tenant fails to pay any Tax and/or Charge (or any installment thereof) when due, Landlord, after prior notice to Tenant and Tenant's continued failure to pay or contest the same within five (5) business days after receipt of such notice (provided, however, that Landlord shall not be obligated to deliver such prior notice to Tenant, and Tenant shall not be entitled to such cure period, with respect to any Tax or Charge as to which Tenant has theretofore received a copy of such bill or assessment or other notice of the due date thereof from Landlord), without declaring a default hereunder, may, but shall not be obligated to, pay any such Tax and/or Charge (or any installment thereof) and any amount so paid by Landlord, together with all reasonable costs and expenses incurred by Landlord in connection therewith, shall constitute Additional Rental hereunder and shall be paid by Tenant to Landlord on demand with Interest thereon in the manner provided in Section 4.02. Tenant's obligation to pay Taxes and Charges which accrue during the Term and any extension thereof shall survive any termination of this Lease. If Landlord shall receive a refund of all or part of any Tax or Charge paid by Tenant with respect to the Premises, then, so long as there is no Event of Default hereunder, Landlord shall pay the same to Tenant promptly upon receipt thereof, which obligation of Landlord shall survive any expiration of this Lease or any termination of the Lease which arises other than on account of the breach or default of the Tenant.

                                   ARTICLE VI
                       CONDITION AND USE OF THE PREMISES

            Section 6.01. Condition of the Premises. Tenant, being the parent corporation of Evanston Insurance Company, which has this day sold the Premises to Landlord, hereby acknowledges, warrants, represents, covenants and agrees that the Premises in its present state is accepted as being in good order and condition and that the Premises comply in all respects with the requirements of this Lease, and is in all respects suitable for the purposes intended by Tenant. Landlord leases the Premises and Tenant accepts the Premises, "as is" at the date hereof without representation or warranty by Landlord, express or implied, in fact or by law, and without recourse to Landlord, with respect to: (i) the condition of the Premises, including, but not limited to the soil and subsurface conditions thereof; (ii) the ability to use the Premises for any particular purpose; (iii) access to or from the Premises; (iv) the existence or adequacy of present or future availability of any utilities to service the Premises, including, but not limited to, drainage and sewage facilities; or
(v) any other matter whatsoever with respect to the Premises.

            Section 6.02. Maintenance and Repairs. Except for repairs caused by the willful misconduct or gross negligence of Landlord, or its agents, employees, contractors or servants (which Landlord shall promptly and properly repair, at Landlord's sole cost and expense, to a condition at least as good as existed immediately prior to such act by Landlord, or its agents, employees, contractors or servants of gross negligence or willful misconduct), Tenant shall, at its own cost and expense, maintain the Premises, including the buildings and improvements now or at any time erected thereon, the exterior walls, roofs, foundations and structural frame of any and all such improvements or buildings, the interior of any and all such improvements or buildings, including, but not limited to, the electrical systems, heating, air conditioning and ventilation systems, plate glass, windows and doors, sprinkler and plumbing systems, and any access ways and other paved areas upon the Premises and the sidewalks, curbs, roadways, parking areas, landscaping, grounds, fences and vaults, if any, and all other items of the Premises and improvements, exterior and interior, structural and nonstructural, in good, first class and Class "A" order, condition and repair, in a manner not less than the order, condition and repair of other first class office buildings in the Innsbrook Corporate Center development, ordinary wear and tear excepted, subject to Tenant's obligation to provide such ongoing maintenance of the Premises, including repairs as necessary of items suffering from ordinary wear and tear, which will maintain the Premises and improvements in the foregoing first class order, condition and repair. Tenant shall promptly at the Tenant's sole cost and expense make all necessary repairs, interior and exterior, structural and non-structural, ordinary as well as extraordinary, foreseen as well as unforeseen, with respect to the foregoing items of maintenance and repair. Repairs shall include replacements or renewals when reasonably necessary, and all such repairs made by the Tenant shall be equal in quality and class to the original work. Tenant shall keep and maintain all portions of the Premises and the sidewalks, walkways and parking areas adjoining the same in a clean and orderly condition, free of accumulation of dirt, rubbish, snow and ice. Without limiting the foregoing, on or before November 1, 1995 Tenant shall repair, replace and/or renovate, as applicable, the items of repair set forth in that certain letter from Landlord to Tenant dated June 8, 1995, a copy of which is attached hereto as Exhibit "G".

            Section 6.03. Tenant's Personal Property; Indemnity. All personal property now or hereafter placed or installed in the Premises by Tenant or any other occupant of the Premises or any part thereof, whether owned or leased ("Trade Fixtures") shall be and remain Tenant's or such other occupants' property at Tenant's or such other occupants' sole risk, and Landlord shall not be liable for and Tenant hereby releases Landlord from any and all liability for theft thereof or any damage thereto except for damage caused by the willful misconduct or gross negligence of Landlord or its agents, employees, contractors or servants, from which liability Landlord is not hereby released. Tenant and such other occupants shall have the right to install in the Premises additional Trade Fixtures required by them or used by them in their business or otherwise desired by them and otherwise in accordance with applicable law and lease (or sublease) restrictions, and to remove any and all Trade Fixtures upon expiration or termination of this Lease; provided, however, that Tenant shall repair and restore any damage or injury to the Premises (to the condition in which the Premises existed prior to such installation, whether prior to, contemporaneous with or subsequent to the date of this Lease, ordinary wear and tear excepted, subject to Tenant's obligation to provide such ongoing maintenance of the Premises, including repairs as necessary of items suffering from ordinary wear and tear, which will maintain the Premises and improvements in the foregoing first class order, condition and repair) caused by the installation and/or removal of any such Trade Fixtures.

            Section 6.04. Changes and Alterations. Provided no Event of Default has occurred and is continuing, Tenant may at its sole cost and expense make changes and alterations (both structural and non-structural) to the improvements located on the Premises or any part thereof, as the Tenant shall deem necessary or desirable, which such changes and alterations shall be made in all cases subject to the following conditions which Tenant covenants hereby to observe and perform:

            (a) No change or alteration shall be undertaken until Tenant shall have procured and paid for all applicable permits and authorizations required with respect to such change or alteration by any applicable municipal, county, state and other governmental permits and authorizations of the entity having jurisdiction over the Premises and such changes and alterations and Landlord hereby agrees, at no cost to Landlord, to join in the application for such permits or authorization whenever such action is necessary;

            (b) No structural change or alteration shall be undertaken until detailed plans and specifications have first been submitted to Landlord and have been approved in writing by the Landlord. Once approved, no changes to such structural plans and specifications may be made without the prior written consent of Landlord, which consent to such changes shall not be unreasonably withheld;

            (c) No changes or alterations involving an estimated cost of more than $500,000.00 ("Significant Alterations") shall be undertaken until either (i) Tenant shall have furnished to Landlord, at Tenant's sole cost and expense, a bond on which Tenant shall be the principal, and a surety company authorized to do business in the state of Virginia and reasonably satisfactory to Landlord shall be surety, and in form and content reasonably satisfactory to Landlord, conditioned upon the completion of and payment in full for such changes or alterations within a reasonable time, subject, however, to delays occasioned by strikes, lockouts, acts of God, inability to obtain labor or materials, governmental restrictions or similar causes beyond the control of Tenant, or (ii) Tenant shall have deposited with a national bank or title insurance company chosen by Landlord, subject to the consent of Tenant which shall not be unreasonably withheld, conditioned or delayed, to serve as escrow agent (the "Escrow Agent") a sum sufficient to pay the entire cost of such change or alteration as estimated by the architect or engineer under whose supervision the work is to be conducted, under an agreement whereby the Escrow Agent shall from time to time pay out sums upon the written request of Tenant, which shall be accompanied by a certificate of the architect or engineer in charge of the work, stating (x) that the sum requested is justly due to the contractors, subcontractors, material suppliers, laborers, engineers, architects or other persons, firms or corporations rendering services or materials for such changes or alterations, or is justly required to reimburse Tenant for expenditures made by Tenant in connection with such changes or alterations, and when added to all sums previously paid by the Landlord does not exceed the value of the work done to the date of such certificates; and (y) that the remaining funds so deposited by Tenant with the Escrow Agent will be sufficient upon completion of such work to pay for the same in full and, upon submission of proof reasonably satisfactory to Landlord that the work has been paid for in full, turn over to Tenant the balance of the funds so deposited by Tenant with Escrow Agent, with interest, to the extent any has been earned on such deposit. Tenant shall also furnish Landlord at the time of any such request for payment with an official title search, endorsement to title insurance commitment or other title examination satisfactory to Landlord, that there has not been filed with respect to the Premises any mechanics or other lien which has not been discharged of record or bonded off in respect of any work, labor, services or materials performed, furnished or supplied, or claimed to have been performed, furnished or supplied, in connection with any such work. Escrow Agent shall not be required to pay out any such sum when the Premises shall be encumbered with any such lien, unless the lien has been discharged from the Premises by bonding or otherwise and no longer encumbers the Premises.

            (d) All Significant Alterations shall be conducted under the supervision of an architect or engineer and performed by a contractor, each of whom shall be licensed by all applicable authorities, insured to the reasonable satisfaction of Landlord and otherwise acceptable to Landlord in Landlord's reasonable discretion.

            (e) All changes and alterations when completed shall be of a character as not to reduce, or otherwise adversely affect, the then-existing value of the Premises, nor to reduce the square footage of the Premises, nor change the character of the improvements as to the use thereof.

            (f) All work done in connection with any change or alteration shall be done promptly and in a good and workmanlike manner and in compliance with all applicable building, zoning and other laws of the jurisdictions in which the Premises are located and with all applicable laws, ordinances, orders, rules, regulations and requirements of all federal, state and municipal governments and the appropriate departments, commissions, boards and officers thereof, and in accordance with the applicable orders, rules and regulations of the Board of Fire Underwriters where the Premises are situated or any other body exercising similar functions; the cost of any such change or alteration shall be paid in cash so that the Premises shall at all times be free of liens for labor and materials supplied or claimed to have been supplied to the Premises. The work of any change or alteration shall be prosecuted with reasonable dispatch, delays due to strikes, lockouts, acts of God, inability to obtain labor or materials, governmental restrictions or similar causes beyond the control of Tenant excepted. Tenant shall maintain or cause its contractors to maintain, (and, with respect to all Significant Alterations, deliver to Landlord within thirty (30) days after notice from Landlord requesting evidence of such insurance), the following insurance with respect to such work, which insurance shall be maintained by such contractors (or, at Tenant's option, by Tenant) at all times when any work is in process in connection with any change or alteration: (i) workman's compensation insurance to the extent required by law (which may, to the extent permitted by law, be maintained by Tenant in lieu of the contractor) covering all persons employed in connection with the work and with respect to whom death or injury claims could be asserted against Landlord, Tenant or the Premises, and (ii) general liability insurance for the mutual benefit of Tenant and Landlord (which may, to the extent permitted by law, be maintained by Tenant in lieu of the contractor) in accordance with
      Section 12.01(i); without limiting the foregoing, with respect to changes or alterations which are not Significant Alterations, Tenant's insurance coverage covering the aforesaid risks shall be satisfactory evidence of compliance with this requirement. All such insurance shall be in a company or companies authorized to do business in the state of Virginia and reasonably satisfactory to Landlord, and all such policies shall be delivered endorsed "premium paid" by the company or agency issuing the same or with other commercially reasonable evidence of payment of the premium reasonably satisfactory to Landlord.

            (g) All improvements and alterations (other than Trade Fixtures) made or installed shall immediately upon completion of installation thereof be and become the property of Landlord without payment therefor by Landlord, and shall be surrendered to Landlord upon expiration or sooner termination of the initial Term or any extension Term of this Lease.

            (h) Anything in this Lease to the contrary notwithstanding, Tenant shall not be obligated at the end of the initial Term or any extension Term of this Lease to remove, change or restore to their original condition any improvements, changes or alterations to the Premises permitted hereby. To the extent that any covenant of this Lease requires restoration to the state of the Premises as of the date hereof, and as to such permitted improvements, changes or alterations, Tenant shall be obligated at the end of the initial Term or extension Term of this Lease to restore such permitted improvements, changes or alterations to substantially their condition as of the later of the date hereof or the date of the completion of their construction or installation pursuant to the terms of this Article VI, in accordance with the standards, subject to the provisions and in compliance with the terms set forth in Section 6.02 hereof.

                                  ARTICLE VII
                          ADDITIONAL TENANT COVENANTS

            Section 7.01. Compliance with Laws. Tenant shall, at Tenant's sole cost and expense, and subject to all of the provisions of this
Section 7.01, promptly comply in all respects with any and all present and future laws, ordinances, rules, regulations, directives and standards of all federal, state, county and municipal governments and all departments and agencies thereof having jurisdiction over the Premises ("laws"), including but not limited to, the making of all changes to the Premises which now or hereafter may be required in order to comply with the foregoing.

            Section 7.02. Liens and Encumbrances. Subject, to the extent applicable, to the provisions of Sections 5.01, 5.03 and 11.01 hereof (concerning Permitted Contests) and except for (i) the encumbrances set forth in Exhibit "B", (ii) any judgment or other liens placed on the Premises or any part thereof by or against Landlord or which result from any act of or claim against Landlord and which judgment or other lien does not arise from an obligation of Tenant pursuant to this Lease, (iii) liens for Taxes, to the extent not yet due and payable, (iv) easements, rights of way, covenants, conditions and restrictions and other encumbrances on the Premises or any part thereof which are placed thereon subsequent to the Commencement Date by Landlord or hereafter which are consented to in writing by Landlord; provided, however, that Landlord hereby agrees that it shall, promptly upon written request, execute and deliver such easements, agreements, terminations and/or other documents or instruments (the "Easement Relocation Documents") reasonably necessary to relocate the access road in front of the entrance to the building located on the Premises to another location, so long as such new location shall not reduce any parking for the Premises and any such relocation shall be accomplished at no expense to Landlord, which Easement Relocation Documents shall be in form satisfactory to Prudential (and Prudential agrees that it shall not unreasonably withhold, condition or delay its consent to, and execution of, the form of such Easement Relocation Documents), provided, however, that Landlord shall have the right to require as a condition to Landlord's execution of such Easement Relocation Documents that Landlord's owner's policy of title insurance be appropriately endorsed to reflect such relocation (and/or termination of such existing easement) and the modification of the insured access easement, including an updated survey and survey endorsement coverage showing the new location of the relocated access easement and road, and (v) leases, subleases and licenses for all or any part of the Premises in accordance with the terms of this Lease which shall terminate or expire on or prior to the expiration or termination of the current Term of this Lease (being the term of this Lease as then currently exercised by Tenant, and not any extension Terms which have not yet been exercised by Tenant), Tenant shall not create or permit to be created or to remain, and, shall promptly discharge or remove or otherwise render ineffective by payment or posting of a surety bond, or otherwise, within ninety (90) days after filing of such lien, at its sole cost and expense, any lien, encumbrance or charge (each or all of which are herein referred to as "Lien") upon the Premises, or any part thereof or upon Tenant's leasehold estate hereunder that arises from the use or occupancy of the Premises by Tenant or by reason of any labor, service or material furnished or claimed to have been furnished to Tenant or by reason of any construction, repair or demolition by Tenant. Notice is hereby given that Landlord shall not be liable for the cost and expense of any labor, services or material furnished or to be furnished with respect to the Premises at or by the direction of Tenant or anyone holding the Premises or any part thereof by, through or under Tenant and that no laborer's, mechanic's or materialman's or other lien for any such labor, services or materials shall attach to or affect the interest of Landlord in and to the Premises. Nothing in this Lease contained shall be deemed or construed in any way as constituting the consent or request of Landlord, express or implied, by inference or otherwise, to any contractor, subcontractor, laborer or materialman for the performance of any labor or the furnishing of any materials for any specific improvements or repair to or of the Premises or any part thereof, nor as giving Tenant any right, power or authority on behalf of Landlord to contract for or permit the rendering of any services or the furnishing of any materialsthat would give rise to the filing of any lien against the Premises or any part thereof. If Tenant fails to discharge, remove or otherwise render ineffective by payment, posting of a surety bond, or otherwise, any Lien or to pay the cost of compliance with any regulation as hereinabove provided, within thirty (30) days after the date of filing of (or, if later, fifteen (15) days after the date on which Tenant receives written notice from any party of) such Lien or the due date of such Charge, Landlord, without declaring a default hereunder and without relieving Tenant of any liability hereunder, may, but shall not be obligated to, discharge or pay the same, either by paying the amount claimed to be due or by procuring the discharge of such Lien by deposit or by bonding proceedings, and any amount so paid by Landlord and all reasonable costs and expenses incurred by Landlord in connection therewith shall constitute Additional Rental hereunder and shall be paid by Tenant to Landlord on demand with Interest thereon. Landlord shall cooperate with Tenant, at Tenant's sole cost and expense, as may be reasonably necessary in connection with any litigation concerning such Lien or Charge, provided that any such cooperation shall be fully consistent with Landlord's interests in Landlord's sole discretion.

      In addition, Tenant agrees that Tenant shall use its best efforts in good faith to obtain the modification of that certain Agreement (the "Dam Easement") by and between The Innsbrook Corporation, a Virginia corporation, The County of Henrico, and J.K. Timmons and Associates, Inc., a Virginia corporation, dated September 27, 1984, recorded December 12, 1984, in Deed Book 1937, at Page 872, Henrico County, Virginia records to address the following objection to title to the Premises: a portion of the Dam Easement provides for a dam reconstruction easement, which is located, in part, under the building located on the Premises. The Dam Easement must be modified to release the building area from the easement, by such modification instruments(the "Dam Easement Modification Documents") as may be acceptable to Landlord, which consent shall not be unreasonably withheld, delayed or conditioned, provided, however, that Landlord shall have the right to require as a condition to Landlord's approval of such Dam Easement Modification Documents that Landlord's owner's policy of title insurance be appropriately endorsed to reflect such release or relocation (and/or termination of such existing easement) and the modification of the location of the Dam Easement, including an updated survey and survey endorsement coverage showing the new location of the relocated Dam Easement. Tenant shall use its best efforts to obtain such Dam Easement Modification Documents (including the retaining of engineers, surveyors and attorneys in order to analyze, effect and draft such Dam Easement Modification Documents and attendant plans and proposals), on or before August 1, 1996, and Tenant shall keep Landlord apprised of all material efforts to obtain such Dam Easement Modification Documents. In the event that Tenant is unable to obtain such Dam Easement Modification Documents on or before August 1, 1996, then Landlord shall thereafter have the right to attempt in good faith to obtain such Dam Easement Modification Documents, at the sole cost and expense of Tenant (up to a limit of $50,000.00, with Landlord expenditures in excess thereof to be paid for by Landlord); provided, however, that Landlord shall cooperate with Tenant in an effort to minimize such costs and expenses, and Landlord shall keep Tenant apprised of all material efforts to obtain such Dam Easement Modification Documents. Each of Landlord and Tenant shall coperate with the other in such efforts to obtain such Dam Easement Modification Documents. Notwithstanding any provisions of this Lease to the contrary, in the event that Landlord is not able to obtain such Dam Easement Modification Documents, Tenant shall have no further liability or responsibility whatsoever with respect to the relocation of the Dam Easement or the obtaining of the Dam Easement Modification Documents.

            Section 7.03. Financial Reports and Operating Statements. Annually, and quarterly where specified, Tenant shall furnish to Landlord the financial information as follows:

            (a) Certified Public Accountant ("C.P.A.") audited financial statements of Tenant for the most current fiscal year prepared and certified in accordance with generally accepted accounting principles and stating specifically in a certification addressed to Landlord that such C.P.A. acknowledges that Landlord is relying thereon; for so long as Tenant is a publicly held company, such certification may be in the form as generally distributed to Tenant's shareholders and may be delivered simultaneously with the distribution thereof to Tenant's shareholders and the public; and

            (b) Quarterly unaudited financial statements prepared by Tenant in the form as generally distributed to Tenant's shareholders, to be delivered simultaneously with the distribution thereof to Tenant's shareholders and the public; and

            (c) Internally prepared unaudited budget and expense operating statements for the Premises (including income and expenses, an annual rents schedule or copies of all subleases and amendments thereto not previously delivered to Landlord and a list of any subleases which have terminated) certified by Tenant to the best of Tenant's knowledge to be true and correct in all material respects (the "Operating Statements"); and

            (d) Copies of paid tax receipts for the Premises for the most recent tax year; and

            (e) A certified rent roll of all subleases of any portion of the Premises, in such detail as Landlord may reasonably require.
In addition, on a quarterly basis, Landlord may request that Tenant shall furnish to Landlord quarterly Operating Statements for the Premises certified by Tenant to the best of Tenant's knowledge. All of the reports, statements, and items required under this Section shall be complete and accurate in all material respects and all such statements shall be in form and substance reasonably satisfactory to Landlord in all material respects. Tenant agrees to provide Landlord with such material additional financial, management, or other information regarding Tenant and the Premises as Landlord may reasonably request; provided, however, that for so long as Tenant is a publicly held corporation, in the event that Landlord requests such additional information regarding Tenant (and not relating solely to financial information with respect to the Premises), Tenant shall have no obligation to deliver any such information regarding Tenant which is not otherwise publicly available, and any non-public information forwarded to Landlord hereunder and identified by Tenant as "confidential" shall be kept confidential by Landlord. Except as otherwise set forth above, all of the annual reports, statements, and items required under this Section must be received each year this Lease is in force by the date which is one hundred twenty (120) days after the end of the Tenant's fiscal year. In addition, Tenant shall allow Landlord or its authorized representatives at all reasonable times and, so long as there is no Event of Default under this Lease, upon not less than ten (10) business days prior notice, to examine and make copies of all such books and records and all supporting data for the Operating Statements and other records relating to the Premises to be delivered to Landlord pursuant to the foregoing provisions of this Section at Tenant's principal place of business or at such other place where such books, records, and data may be located. Tenant, at no cost or expense to Tenant so long as there is not an Event of Default under his Lease, shall cooperate with Landlord or such representative in effecting such examination.

                                  ARTICLE VIII
                                INDEMNIFICATION

            Section 8.01. Indemnification. Tenant covenants and agrees to indemnify, defend, and save harmless Landlord from and against any and all liability, loss, damage, causes of action, suits, claims, demands or judgments of any nature whatsoever (a) arising from any injury to or the death of any person or damage to any property occurring on the Premises,
(b) in any manner arising out of or connected with the use, non-use, condition, possession, operation, maintenance, management or occupation of the Premises or any part thereof during the Term of this Lease or any extensions thereof, (c) any negligence on the part of the Tenant or its agents, contractors, servants, employees, licensees or invitees, or
(d) resulting from the violation by Tenant of any term, condition or covenant of this Lease or of any contract, agreement, restriction, or regulation affecting the Premises or any part thereof during the Term of this Lease or any extensions thereof or the ownership, occupancy or use thereof. Tenant, at its sole cost and expense, shall defend Landlord against such causes of action, suits, claims, and demands and be responsible for such judgments as to which Landlord is indemnified. In no event, however, shall Tenant be obligated to indemnify, defend or save harmless Landlord from any such liability, loss, damage, cause of action, suit, claim, demand or judgment if the same shall be caused by, arise out of or be in any manner connected to any gross negligence or willful misconduct of Landlord or its agents, employees, contractors, servants, successors or assigns. Promptly upon receipt by Landlord of any summons, complaint, lawsuit, charge or process in which there shall be asserted any causes of action, suits, claims or demands against which Landlord is indemnified in this Section 8.01, Landlord shall promptly cause the same to be transmitted and delivered to Tenant unless it is manifest from such item that such item has also been delivered to or served on Tenant. Without diminishing any of Tenant's obligations set forth above (except that if and to the extent that Tenant is not aware of a matter and Landlord is aware of a matter, Tenant shall not have an obligation to undertake the indemnification actions set forth above in this Section 8.01 unless and until Landlord has delivered to Tenant the following notice of such a matter), Landlord shall deliver to Tenant written notice of the assertion in writing against Landlord of any such cause of action, suit, claim or demand promptly after Landlord receives knowledge thereof or the threat thereof unless it is manifest that Tenant has theretofore received written notice of such assertion. The obligations of Tenant and Landlord under this Section 8.01 shall survive any termination of this Lease and any transfer or assignment by Landlord or Tenant of this Lease or any interest hereunder. Without diminishing any of Tenant's obligations set forth above, Landlord agrees to cooperate, at the sole cost and expense of Tenant, with Tenant in connection with any defense, counterclaim, or cross-claim required by Tenant under this Section 8.01 in a manner which is reasonably acceptable to Landlord and is consistent with the interests of Landlord.

                                   ARTICLE IX
                                   SURRENDER

            Section 9.01. Surrender. Upon the Expiration Date or any termination of this Lease, Tenant shall peaceably quit and surrender the Premises to Landlord, and any and all machinery and equipment constructed, installed or placed by Tenant thereon, which is used in or necessary for the operation of the Premises, excepting Trade Fixtures, inventory, merchandise and other personalty not comprising the Premises. In the event there is no Event of Default under this Lease, beyond any applicable grace or cure periods herein provided, Tenant shall have the right upon a termination or expiration of this Lease to remove from the Premises all Trade Fixtures and other personal property and equipment located on the Premises, except for machinery and equipment used in and necessary to the operation of the Premises. Any Trade Fixtures or other machinery and equipment not so removed by Tenant on or before termination or expiration of this Lease shall become the property of Landlord.

            Section 9.02. Release of Landlord's Lien on and Removal of Trade Fixtures. All Trade Fixtures shall be exempt from the claims of any Mortgagee or lien holder of Landlord without regard to the means by which or the persons by whom the same are installed in or attached to the Premises. Landlord agrees to execute and deliver a waiver on the form reasonably specified by the owner of any Trade Fixtures which relinquishes any rights Landlord may now or hereafter have by virtue of this Lease to the Trade Fixtures, except any rights which Landlord may hereafter hold as a money judgment creditor (on the same basis and priority as other money judgment creditors) in the event of an Event of Default and a levy or judgment against Tenant for amounts due Landlord hereunder. Tenant, at its sole cost and expense, shall have the right at any time or from time to time to remove any Trade Fixtures, and upon Landlord's written request therefor, shall remove on the termination or expiration of this Lease all or any Trade Fixtures from the Premises. Tenant, at its sole cost and expense, shall repair any damage caused thereby to the Premises.

                                   ARTICLE X
                           ASSIGNMENT AND SUBLETTING

            Section 10.01. Tenant's Assignment. Without in any way limiting the express rights granted to Tenant pursuant to Section 10.02 below, including, but not limited to, the right to sublet (in the manner and subject to the conditions set forth below) the entire Premises for the then remaining Term or extended Term, as applicable, so long as such sublease constitutes a sublease, and not an assignment, in accordance with applicable law, it being the intent of Landlord and Tenant under this Lease that subleases shall be permitted, but assignments by Tenant shall be restricted as hereinafter set forth (and Landlord agrees that if Tenant enters into a sublease in accordance with the terms of Section 10.02 of the entire Premises, and reserves and excepts from the term of such sublease the last day of the Term of this Lease, that Landlord shall not have grounds to claim that such sublease is in effect an assignment), Tenant shall not have the right to assign this Lease or its leasehold interest in the Premises, or any part thereof, or pledge, mortgage, hypothecate or otherwise transfer as security for any debt or other obligation, all or any portion of the Premises, without obtaining, in each and every instance, the prior written consent of Landlord, which consent shall not be unreasonably withheld; provided, however, no consent by Landlord to an assignment by Tenant shall relieve the Tenant of its obligations under this Lease. In the event that Landlord grants such written consent, Tenant agrees to cause any assignee to execute and deliver to Landlord an agreement, in form and substance reasonably satisfactory to Landlord, pursuant to which such assignee agrees to assume and to discharge all the obligations of Tenant under this Lease, without, however, relieving Tenant of any such obligations, and the receipt of such executed agreement shall be a condition precedent to the effectiveness and validity of such consent.

            Section 10.02. Tenant's Subletting. Notwithstanding the foregoing, Tenant shall have the right to sublease the Premises or any portion of the Premises, subject, however, to the following conditions:

      (a) Tenant may sublease to subtenants portions of the Premises, not to exceed 7,500 square feet in the aggregate for a single subtenant, without any requirement of obtaining the prior written consent of Landlord, but subject to the obligation to notify Landlord within 90 days after the execution of such sublease by the delivery to Landlord of a true, correct and complete copy of such sublease and any modifications thereof or side letters executed in connection therewith; and

      (b) Tenant may sublease to subtenants portions of the Premises, equal to or in excess of 7,500 square feet in the aggregate for a single subtenant, with the requirement of obtaining the prior written consent of Landlord to such subtenant, which consent Landlord shall not unreasonably delay, condition or withhold, and may only be withheld or conditioned in the event that the identity of the subtenant (or the size of such subtenant's space so subleased) results in any non-compliance under, or other material obligation upon Landlord under ERISA; and subject to the obligation to notify Landlord within 90 days after the execution of such sublease by the delivery to Landlord of a true, correct and complete copy of such sublease and any modifications thereof or side letters executed in connection therewith; provided, however, that in the event that Tenant desires to enter into a sublease of the entire Premises for the entire remaining Term of this Lease, Tenant shall structure such sublease so as to be a sublease of this Lease, it being the intent of Landlord and Tenant that Tenant shall be permitted to enter into subleases of some or all of the Premises, but not assignments of this Lease, and that Tenant shall remain directly and primarily liable to Landlord with respect to all obligations of Tenant hereunder (and Landlord agrees that if Tenant enters into a sublease in accordance with the terms of Section 10.02 of the entire Premises, and reserves and excepts from the term of such sublease the last day of the Term of this Lease, that Landlord shall not have grounds to claim that such sublease is in effect an assignment);

provided, however, that none of the aforesaid provisions, and no consent by Landlord to a subleasing by Tenant, shall relieve the Tenant of its obligations under this Lease. Tenant agrees that Tenant shall use reasonable efforts to incorporate into the lease or sublease form used by Tenant and presented to any proposed subtenant the sublease language (the "Sublease Language") set forth on Exhibit "E" attached hereto and incorporated herein by this reference (or such other language as is reasonably acceptable to Landlord, which approval shall not be unreasonably withheld, delayed or conditioned); provided that such sublease is entitled a "Sublease", "Sublease Agreement", "Subtenancy Agreement" or words of similar import.

      Notwithstanding anything to the contrary set forth herein, without the prior written consent of Landlord, which consent may be withheld in the Landlord's sole discretion, Tenant shall have no right whatsoever to sublease all or any portion of the Premises for any term which shall extend beyond the then-current Term of this Lease (being the term of this Lease as then currently exercised by Tenant, and not any extension Terms which have not yet been exercised by Tenant), as the Term may have theretofore been extended as set forth in Article II of this Lease, unless Tenant shall have first received the prior written consent of Landlord to the provision of the sublease which evidences that such subtenant acknowledges that the sublease term extends beyond the current Term of the Lease and into an extension term of this Lease which has not yet been exercised by Tenant, and that in the event that Tenant does not exercise Tenant's option to extend the Term of the Lease as set forth herein, such sublease shall expire and terminate immediately upon the expiration of this Lease, which consent to such sublease provision Landlord shall not unreasonably withhold, delay or condition.

      In addition, the 4-inch conduit system leased pursuant to that certain Letter Agreement (the "Conduit Lease") dated May 19, 1993 by and between Virginia Metrotel, Inc. and Markel Corporation shall be deemed to be a sublease pursuant to this Section 10.02, to which Landlord hereby consents, provided, however, that if during the Term or any extension thereof the lessee under the Conduit Lease should exercise any rights it may have to purchase the conduit systems, the purchase price thereof shall belong to Tenant, and in the event of such purchase and removal of any such conduits, such removal shall be accomplished in accordance with the provisions of this Lease relating to Trade Fixtures.

            Section 10.03. Landlord's Assignment. Landlord shall be permitted to assign this lease or any of its interest herein, to any assignee, without the necessity of any consent by Tenant; provided, however, that, except as set forth in Section 18.01, no assignment by Landlord shall relieve Landlord of its obligations under this Lease.

            Section 10.04. Existing Leases. With respect to those Leases listed on Exhibit "F" attached hereto and made a part hereof (the "Existing Mercer Leases"), as assigned by Evanston Insurance Company (an affiliate of Tenant) to Landlord, (a) Tenant acknowledges and accepts the existence of such Existing Mercer Leases, and acknowledges and agrees that neither the Existing Mercer Leases nor any rights of the tenants thereunder shall alter, diminish, reduce or modify any obligations of Tenant hereunder, including, but not limited to, obligations to pay Rent and Additional Rent hereunder, notwithstanding that parties other than Tenant have occupancy rights under and pursuant to the Existing Mercer Leases and the space demised thereby; (b) Tenant requests that Landlord permit Tenant to receive and retain the rights to receive the rent and other performance by the tenants under the Existing Mercer Leases, as if such Existing Mercer Leases constituted subleases permitted hereby; (c) Landlord agrees that Tenant shall be entitled to receive and retain the rights to receive the rent and other performance by the tenants under the Existing Mercer Leases, as if such Existing Mercer Leases constituted subleases permitted hereby;
(d) Landlord agrees that Tenant shall be entitled to negotiate with, take actions with respect to, and otherwise deal with such tenants under the Existing Mercer Leases, as if such Existing Mercer Leases constituted subleases permitted hereby, and, in connection therewith Landlord agrees that Landlord shall enter into any modification or amendment of such Existing Mercer Leases as Tenant may direct Landlord in writing, subject to Landlord's review and approval thereof, which shall not be unreasonably withheld, delayed or conditioned, (e) Tenant shall have no right to modify or amend any covenant set forth in any Existing Mercer Lease which would increase or impose any new (or extended) obligations on Landlord or on the successor in title to any landlord or lessor thereunder, after the expiration of the Term of this Lease, and (f) Landlord hereby relinquishes any rights to which Tenant is entitled under this Paragraph 10.04 during the Term or extended Term of this Lease.

                                   ARTICLE XI
                                RIGHT TO CONTEST

            Section 11.01. Permitted Contests. Tenant, at its expense, may contest by appropriate legal proceedings conducted in good faith and with due diligence the amount, validity or application, in whole or in part, of any Tax or Charge referred to in Sections 5.01 and 5.02 hereof or any Lien referred to in Section 7.02 hereof; provided that (a) Tenant shall give Landlord prior written notice of such contest, (b) Tenant shall first make all contested payments (under protest if it desires) unless such proceeding shall suspend the collection thereof from Landlord and Tenant and from Rent under this Lease or from the Premises (meaning that the payment obligation, and the other party's right to collect, such Tax or Charge is held in abeyance, and cannot be enforced, pending the final resolution of such contest or proceeding and during the pendency thereof), (c) no part of the Premises or any interest therein or the Rent under this Lease shall be subjected thereby to sale, forfeiture, foreclosure or interference (and, as used herein, "subjected to" means that the entity or authority imposing such Tax or Charge would have any right, which is not stayed during the pendency of such proceeding, to do any of the foregoing) pending the final unappealable resolution of such contest or proceeding and during the pendency thereof, (d) pending the final unappealable resolution of such contest or proceeding and during the pendency thereof, Landlord shall not be subject to any civil or criminal liability for failure to comply with any governmental regulation and the Premises shall not be subject to the imposition of any Lien as a result of such failure other than the lien then being contested. Tenant agrees that it shall indemnify, defend, and save Landlord harmless from and against, any and all losses, judgments, decrees and costs (including all reasonable attorneys' fees and expenses) in connection with any Permitted Contest and that, promptly after the final determination of every Permitted Contest, Tenant shall fully pay and discharge the amounts which shall be levied, assessed, charged or imposed or be determined to be payable therein, together with all penalties, fines, interests, costs and expenses resulting therefrom and will promptly comply with any regulation of any governmental body or agency having jurisdiction under which compliance is required. Without diminishing any of Tenant's obligations set forth above, Landlord agrees to cooperate, at the sole cost and expense of Tenant, with Tenant in connection with any Permitted Contests, in a manner which is reasonably acceptable to Landlord and is reasonably consistent with the interests of Landlord in Landlord's sole discretion.

                                  ARTICLE XII
                                   INSURANCE

            Section 12.01. Insurance. Tenant covenants and agrees that Tenant will carry and maintain, at its sole cost and expense, the following types of insurance, in the amounts and in form hereinafter required:

            (i) Liability insurance in the Commercial General Liability form (or reasonable equivalent thereto) covering the Premises and Tenant's use thereof against claims for personal injury or death and property damage occurring upon, in or about the Premises, such insurance to be written on an occurrence basis (not a claims made basis), in no event less than Two Million Dollars ($2,000,000.00) combined single limit per occurrence (or at least $1,000,000.00 primary single limit coverage with the required excess coverage through an umbrella excess policy), with an "umbrella"/"excess" liability policy insuring the risks insured under the Commercial General Liability policy to Ten Million Dollars ($10,000,000.00) for each policy year).

            (ii)  (A)   insurance in the "All-Risk" or equivalent form on a
      Replacement Cost Basis against loss or damage to all improvements now or hereafter located on the Premises; and in an amount sufficient to prevent Landlord or Tenant from becoming a co-insurer of any loss, and with a maximum deductible of $25,000.00, but in any event in an amount at least equal to the full replacement value of the improvements; provided, however, that (except during the final year of the Term, or the final year of any extension of the Term, of this Lease) so long as Tenant maintains an A.M. Best rating of its insurance company subsidiaries or divisions of not less than the average of the current ratings thereof (which are currently, A, A, A, and A-) Tenant shall be permitted to either increase its deductible to $500,000.00 or to co-insure (or self-insure as to such amount) up to $500,000.00 of such risk;

                  (B) boiler and machinery insurance covering losses to or from any steam boilers, pressure vessels or similar apparatus, if any are so located on the Premises, requiring inspection under applicable state or municipal laws or regulations which are located at the Premises or on any other building systems for which such coverage is commercially available at reasonable rates, in amounts determined by Tenant to be appropriate or for such higher amounts as may at any time be reasonably required by Landlord and having a deductible of not more than Fifty Thousand Dollars ($50,000.00); coverage shall be on a broad form comprehensive basis; provided, however, that (except during the final year of the Term, or the final year of any extension of the Term, of this Lease) so long as Tenant maintains an A.M. Best rating of its insurance company subsidiaries or divisions of not less than the average of the current ratings thereof (which are currently, A, A, A, and A-) Tenant shall be permitted to either increase its deductible to $500,000.00 or to co-insure (or self-insure as to such amount) up to $500,000.00 of such risk; and

                  (C) worker's compensation insurance, if required by law, or other coverage, if required by law, in accordance with applicable law covering Tenant's employees and those of its subsidiaries and affiliates, such insurance to be to the extent necessary to protect Landlord, and the Premises against workmen's compensation claims.

            Section 12.02. Policies. All policies of the insurance provided for in Section 12.01 shall be issued in form reasonably acceptable to Landlord by responsible insurance companies (with an AM Best rating of no less than A-, VIII) authorized to do business in the State of Virginia.
Each and every such policy:

            (i) shall name Landlord, Tenant and any Mortgagee of Landlord, as an additional insured (or mortgagee, as applicable) as their respective interests may appear. In addition, the coverage described in Section 12.01 (ii) shall also name Tenant, Landlord and its Mortgagee as loss payee as their respective interests may appear;

            (ii) shall be described as to coverage and amounts in a certificate of insurance from the appropriate insurance carrier delivered to Landlord on or prior to the Commencement Date of this Lease. Certificates of insurance which evidence the continued, renewed or replaced insurance required hereunder shall be procured by Tenant and delivered to Landlord within thirty (30) days prior to the expiration of such policies, describing coverage and amounts applicable under this Lease and as reflected in such policies;

            (iii) shall contain a provision that the insurer will give to Landlord and such other parties in interest at least thirty (30) days notice in writing in advance of cancellation for non-payment of premiums; and

            (iv) shall be written as a primary policy which does not contribute to and is not in excess of coverage which Landlord may carry.

Any insurance provided for in Section 12.01 may be maintained by means of a policy or policies of blanket insurance, covering additional items or locations or insureds, provided, however, that Landlord and any other parties in interest as designated in this Lease shall be named as an additional insured thereunder as their interests may appear, and the requirements set forth in this Section 12.01 are otherwise satisfied.

            Section 12.03. Failure to Carry. In the event that Tenant shall fail to carry and maintain the insurance coverages set forth in this
Section 12.01, Landlord may, upon fifteen (15) days notice to Tenant
(unless such coverages will lapse within such time period in which event no such notice shall be necessary) and Tenant's failure to procure the same and deliver reasonably satisfactory evidence thereof to Landlord within said period, procure such policies of insurance and Tenant shall promptly reimburse Landlord therefor.

                                  ARTICLE XIII
                           FIRE AND OTHER CASUALTIES

            Section 13.01. Damage. If any of the improvements or buildings, including any parking garage on the Premises shall be damaged or destroyed by fire or other casualty, Tenant, at Tenant's sole cost and expense, shall promptly and diligently proceed to adjust the loss with the insurance companies and arrange for the disbursement of insurance proceeds, and repair, rebuild or replace such improvements, buildings, or parking garage, so as to restore the Premises to the condition in which they were immediately prior to such damage or destruction. The net proceeds of any insurance recovered by reason of such damage or destruction in excess of the cost of adjusting the insurance claim and collecting the insurance proceeds (such excess being referred to herein as the "Net Insurance Proceeds") shall be held by any escrow agent which is reasonably acceptable to Landlord and Tenant; and the Net Insurance Proceeds shall be released for the purpose of paying the cost of restoring such improvements,
buildings or garage.   Such Net Insurance Proceeds shall be released to
Tenant, or to Tenant's contractors, from time to time as the work progresses, pursuant to such requirements and limitations as may be reasonably acceptable to Tenant and Landlord and Landlord's Mortgagee (if any), including, without limitation, lien waivers from each of the contractors, subcontractors, materialmen and suppliers performing the work. If the Net Insurance Proceeds (less any applicable deductible) are insufficient to restore the Premises, Tenant shall be obligated to pay such deficiency and the amount of any such deductible.

            If the Net Insurance Proceeds (regardless of the amount thereof) exceed the full cost of the repair, rebuilding or replacement of the damaged buildings improvements or parking garage, then the amount of such excess Net Insurance Proceeds shall be paid to Landlord, provided, however, that in the event that Tenant believes that Tenant shall be able to restore the Premises for an amount less than the Net Insurance Proceeds available in connection therewith, Tenant shall notify Landlord prior to commencement of such repair or restoration with Tenant's proposals for repair or restoration and opportunities for cost-saving, and Landlord agrees that Landlord shall consider, and not unreasonably withhold its consent to, an agreement for the retention of such cost savings by Tenant upon the completion of such repairs or restoration.

            Section 13.02. Plans. Whenever Tenant shall be required to carry out any work or repair and restoration pursuant to Section 13.01, such work shall be performed in accordance with the provisions of
Article VI hereof and, in addition, and without limiting any of the provisions of Article VI, Tenant, prior to the commencement of such work, shall deliver to Landlord for Landlord's prior approval, which approval shall not be unreasonably withheld, delayed or conditioned, a full set of the plans and specifications therefor, together with a copy of all approvals and permits which shall be required from any governmental authority having jurisdiction. After completion of any major repair or restoration, Tenant shall, as soon as reasonably possible, obtain and deliver to Landlord a Certificate of Substantial Completion from Tenant's inspecting architect or engineer and a permanent Certificate of Occupancy, if required by applicable laws, issued by the appropriate authority with respect to the use of the Premises, as thus repaired and restored. Any such work or repair and restoration, in all cases, shall be carried out by in a good and workmanlike manner with first quality materials. If an Event of Default shall have occurred and be continuing, Landlord may carry out any such work or repair and restoration pursuant to the provisions of this
Article XIII and in such event, Landlord shall be entitled to withdraw monies held pursuant to Section 13.01 for application to the reasonable costs of such work from time to time as such costs are incurred.

            13.03. Termination of Obligation to Rebuild. Notwithstanding Tenant's obligations to rebuild, repair or replace as herein provided, if said buildings, improvements or parking garage are destroyed or damaged during the last one (1) year of the Term of this Lease (being the last year of the then current Term of this Lease, if no extension Term is available to be exercised, or will be exercised by the Tenant), to the extent of twenty-five percent (25%) or more of the greater of the then insured value or, if greater, the then insurable value thereof, Tenant may, at its option, elect by delivery of written notice of such election within ninety
(90) days after the occurrence thereof not to repair, replace and rebuild the same, and in such event the Net Insurance Proceeds shall be paid to Landlord; and provided, however, that this Lease and the other obligations of Tenant shall remain in full force and effect, including, but not limited to, the payment of Rent and Additional Rental less any amount actually received by Landlord for reletting any portion of the Premises during the remainder of such Term.

                                  ARTICLE XIV
                                  CONDEMNATION

            Section 14.01. Total Condemnation. If all of the Premises (or so much thereof so that no portion of the Premises remaining is usable by Tenant for its intended purpose in an economically feasible manner) shall be taken for any public or quasi-public use under any statute or by right of eminent domain or by private purchase in lieu thereof under threat of condemnation, this Lease shall automatically terminate as of the date that title to the Premises or portion thereof or the right to possession thereof vests in the condemnor; provided, however, that such termination shall not benefit the condemnor and shall be without prejudice to the rights of either Landlord or Tenant to recover just and adequate compensation from the condemning authority. And in the event that in accordance with the terms of this paragraph the termination of this Lease occurs other than on the last calendar day of a month, all Rent and Additional Rental due under this Lease shall be prorated by a fraction, the numerator of which is the number of calendar days from and including the first calendar day of such month to and including the last day of the Term of this Lease, and the denominator of which is the actual number of days in such month.

            Section 14.02. Partial Condemnation. If a portion of the Premises is condemned or taken by the United States or any other legal entity having the power of eminent domain with respect thereto (or by purchase in lieu thereof) and the part of the Premises remaining is usable by Tenant for its intended purpose in an economically feasible manner, then this Lease shall remain in full force and effect and Tenant shall forthwith cause the Premises to be restored to a complete architectural unit for the operation of Tenant's business. Monthly Rent shall be reduced proportionately to reflect the amount of the Premises usable by Tenant in an economically feasible manner after such restoration.

            Section 14.03. Awards. The court in any condemnation proceeding shall, if not prohibited by law, be requested to make separate awards to Landlord and Tenant. Landlord and Tenant agree to request such action of the court. This Article XIV, to the extent permitted by law, shall be construed as superseding any statutory provisions now in force or hereafter enacted concerning condemnation proceedings. In the event of a partial taking or purchase not resulting in a termination of this Lease, the net proceeds of the award or purchase (and if and to the extent any portion of the award is separately allocated to the repair or restoration of the remaining portion of the Premises, such portion shall be first applied) shall be used by Tenant to repair the buildings, improvements or parking garage affected by the taking or purchase and the excess thereof shall be paid to Landlord (except to the extent that such amount has theretofore been awarded separately to Tenant); provided, however, that if the net proceeds of the award or purchase are not sufficient to repair and/or restore the Premises to a complete architectural unit for the operation of Tenant's business, Tenant shall be responsible for the cost and expense of the additional work to so repair or restore the Premises. In addition, if and to the extent any portion of the award is separately allocated solely to the repair or restoration of the remaining portion of the Premises in order to pay for the costs only of such repair or restoration as aforesaid (the "Separate Repair Award"), and another portion or portions of the award are allocated to all compensation for loss of use or property which cannot be restored or replaced, then in the event that Tenant believes that Tenant shall be able to repair and restore the Premises for an amount less than the Separate Repair Award available in connection therewith, Tenant shall notify Landlord prior to commencement of such repair or restoration with Tenant's proposals for repair or restoration and opportunities for cost-saving, and Landlord agrees that Landlord shall consider, and not unreasonably withhold its consent to, an agreement for the retention of such cost savings by Tenant upon the completion of such repairs or restoration.

            Section 14.04. General. Nothing contained in this Lease to the contrary shall be deemed to prohibit Landlord or Tenant from introducing into any condemnation proceeding or proceedings with respect to the Premises such appraisals or other estimates of value, loss and/or damage as each may in its discretion determine.

                                   ARTICLE XV
                                    DEFAULT

            Section 15.01. Tenant Events of Default. The occurrence of any of the following acts, events or conditions, regardless of the pendency of any proceeding which has or might have the effect of preventing Tenant from complying with the terms, conditions or covenants of this Lease, shall constitute an "Event of Default" under this Lease:

                  (a) Tenant fails to make any payment of Rent within ten (10) days after the due date thereof, or Tenant fails to make any payment of Additional Rent within ten (10) days after receipt of written notice from Landlord that Additional Rent is due; provided, however, the first two (2) times in any given calendar year during the Term that Tenant shall fail to make payment of Rent, it shall not be deemed an Event of Default under this Lease unless Tenant has not paid such past due Rent within five (5) days after receipt of written notice from Landlord that such Rent is past due; or

                  (b) Tenant fails or refuses to fulfill or perform any other covenant, agreement or obligation of Tenant hereunder and such failure or refusal shall continue without correction for a period of thirty (30) calendar days after receipt of written notice from Landlord of such default; provided, however, that in the event of a default which cannot be cured within such 30-day period, then such cure period shall continue for so long as Tenant, after receiving such notice, proceeds to cure the default as soon as reasonably practicable and continues to take all steps necessary to complete the same within a period of time which, under all prevailing circumstances shall be reasonable, not to exceed, in any event, ninety (90) days; or

                  (c) The estate or interest of Tenant in the Premises, or any portion thereof, or in this Lease is levied upon or attached in any proceedings and such process is not vacated or discharged within sixty (60) days after the date of such levy or attachment; or

                  (d) There is any entry of a decree or order for relief by a court having jurisdiction in the Premises in respect of Tenant in an involuntary case under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of Tenant or for any substantial part of its property, or ordering the winding-up or liquidation of its affairs and the continuance of any such decree or order unstayed and in effect for a period of sixty (60) days; or

                  (e) There is commenced by Tenant a voluntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy, insolvency or other similar law, or the consent by it to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of Tenant or for any substantial part of its property, or the making by it of any assignment for the benefit of creditors, or the failure of Tenant generally to pay its debts as such debts become due, or the taking of corporate action by Tenant in furtherance of any of the foregoing.

            Section 15.02. Termination. Upon the occurrence of any Event of Default hereunder, Landlord shall have the right, at its election and regardless of the availability to Landlord of any other remedy under this Lease or by law or in equity provided, to give Tenant (then or at any time thereafter while any such Event of Default exists or continues) written notice of the termination of this Lease as of the date specified in such notice of termination, which date shall be not less than fifteen (15) days after the date of the giving of such notice. On such termination date this Lease and the Term and estate herein granted shall, subject to the provisions of 15.05 hereof, expire and terminate, and all rights of Tenant under this Lease shall expire and terminate.

            Section 15.03. Reentry by Landlord. Whether or not this Lease has been terminated pursuant to Section 15.02 hereof, if an Event of Default occurs, Landlord may, for and on behalf of Tenant and as Tenant's legal representative, enter upon and repossess the Premises or any part thereof by force, summary proceedings, ejectment or otherwise, and may dispossess Tenant and remove Tenant and all other persons and any and all property therefrom. Landlord shall not be liable to Tenant or to any person or entity claiming by, through or under Tenant for or by reason of any such entry, repossession or removal, unless due to the gross negligence or willful misconduct of Landlord or its agents, employees, servants or contractors.

            Section 15.04. Rights upon Repossession. At any time or from time to time after the repossession of the Premises or any part thereof pursuant to Section 15.03 hereof, and whether or not this Lease shall have been terminated pursuant to Section 15.02 hereof, Landlord may at its option (a) repair or alter the Premises in such manner as Landlord may deem reasonably necessary or advisable so as to put the Premises in good order and make the same rentable, and (b) relet or operate the Premises or any part thereof for the account of Tenant for such term or terms (which may be greater or less than the period which would otherwise have constituted the remainder of the Term) and on such conditions (which may include concessions or free rent) and for such uses as Landlord in its reasonable discretion may determine, and may collect and receive the rents therefor. All reasonable costs and expenses incurred by Landlord in the exercise of its right to reenter and to relet the Premises, or any part thereof, including, without limitation, reasonable attorneys' fees, construction and alteration costs, brokerage fees and all such similar and dissimilar expenses, shall be charged to Tenant and shall be and become the due obligation of Tenant to pay Landlord, as Additional Rental, hereunder. All rental and other sums collected by Landlord during any period of reletting of the Premises shall be and remain the property of Landlord and the total collected amount thereof, to the extent it exceeds the sum of all reasonable costs and expenses incurred in reletting as aforesaid, is herein defined as the "Reletting Proceeds." Landlord shall not be responsible or liable for any failure to relet the Premises or any part hereof or for any failure to collect any rent due upon any such reletting. No repossession of the Premises by Landlord shall be construed as an election to terminate this Lease and the Term herein demised unless, in conjunction therewith, a written notice of termination evidencing such intention is given to Tenant as provided in Section 15.02 hereof.

            Section 15.05. Liability of Tenant and Landlord. No termination of this Lease pursuant to Section 15.02 hereof or by operation of law or otherwise (except as expressly provided herein) and no repossession of the Premises or any part thereof pursuant to Section 15.03 hereof or otherwise, shall relieve Tenant or Landlord of their respective liability and obligations hereunder, all of which shall survive such termination or repossession. Landlord shall be entitled, at its election, to sue for and receive each increment of Rent and Additional Rental as and when the same shall become due, irrespective of whether Landlord shall have terminated this Lease or reentered and relet the Premises or any portion thereof, provided only that in the event of reletting, Tenant shall be entitled to a credit for the Reletting Proceeds, if any, up to the amount of Rent and Additional Rental that would otherwise have been due from Tenant to Landlord hereunder.

            Section 15.06. Right of Landlord to Perform for Tenant. Notwithstanding any other provision of this Lease to the contrary, upon the occurrence of any Event of Default hereunder, Landlord may, at its exclusive option, take, on behalf of Tenant, whatever steps it deems reasonably necessary to cure such Event of Default and to charge Tenant for the costs and expenses attributable thereto. Tenant shall pay all costs and expenses immediately upon receipt of a statement thereof from Landlord. Any such amounts, paid or unpaid, shall be deemed Additional Rental hereunder.

            Section 15.07. General. Each right, power and remedy of Landlord provided in this Lease or now or hereafter existing at law or in equity or by statute or otherwise shall be cumulative and concurrent and shall be in addition to each and every other right, power or remedy provided in this Lease or now or hereafter existing at law or in equity or by statute or otherwise. In addition to any other remedy provided in this Lease, Landlord shall be entitled, to the extent permitted by applicable law, to injunctive relief in the event of the violation or attempted or threatened violation of any term, condition or covenant of this Lease or to a decree compelling performance thereof. The exercise by Landlord of any one or more of the rights, powers or remedies provided in this Lease or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by Landlord of any such right, power or remedy.

                                  ARTICLE XVI
                             ENVIRONMENTAL MATTERS

            Section 16.01.  Definitions.  For purposes of this Article XVI:

                  (i) "Contamination" as used herein means the uncontained or uncontrolled presence of or release of Hazardous Substances into any environmental media and into or on any portion of the Premises or any part thereof so as to require remediation, cleanup or investigation under any applicable Environmental Law.

                  (ii) "Environmental Laws" as used herein means all federal, state, and local laws, regulations, orders, permits, ordinances, and the like concerning protection of human health and/or the environment.

                  (iii) "Hazardous Substances" as used herein means any hazardous or toxic substance or waste as those terms are defined by any applicable federal or state law or regulation (including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. 9601 et. sec. ["CERCLA"] and the Resource Conservation and Recovery Act, 42 U.S.C. 6901 et. sec. ["RCRA"]) and petroleum products and oil.

            Section 16.02. Compliance. Tenant warrants that all its activities on the Premises, during the Term of this Lease will be conducted in compliance with Environmental Laws. Tenant warrants that it and the Premises are, to the best of Tenant's knowledge, currently in compliance with all applicable Environmental Laws and that there are no pending or, to the best of Tenant's knowledge, threatened notices of deficiency, notices of violation, orders, or judicial or administrative actions involving alleged violations by Tenant or the Premises of any Environmental Laws. Tenant, at Tenant's sole cost and expense, shall be responsible for obtaining all permits or licenses or approvals under Environmental Laws necessary for Tenant's operation of its business on the Premises and shall make all notifications and registrations required by any applicable Environmental Laws. Tenant, at Tenant's sole cost and expense, shall at all times comply with the terms and conditions of all such permits, licenses, approvals, notifications and registrations and with any other applicable Environmental Laws. Tenant warrants that it has obtained all such permits, licenses or approvals and made all such notifications and registrations required by any applicable Environmental Laws necessary for Tenant's operation of its business on the Premises.

            Section 16.03. Hazardous Substances. Except in compliance with all laws and/or regulations and the requirements of any insurance carrier insuring the Premises, Tenant shall not cause or permit any Hazardous Substances to be brought upon, kept or used in or about the Premises.
Except in compliance with all laws and/or regulations and the requirements of any insurance carrier insuring the Premises, Tenant shall not cause or permit the release of any Hazardous Substances into any environmental media such as air, water or land, or into or on the Premises. If such release shall occur during the Term or any extension thereof, Tenant shall
(a) immediately take all necessary steps to contain, control and clean up such release and any associated Contamination, (b) notify Landlord, and
(c) take any and all other action which may be required by Environmental Laws and governmental agencies, and/or reasonably required by Landlord unless the release or violation of Environmental Laws shall have been caused solely by any gross negligence or willful misconduct of Landlord or its agents, employees, servants or contractors, in which event Landlord shall be responsible for and shall pay all costs and expenses to remedy the same. Tenant shall under no circumstances whatsoever (i) treat, store or dispose of any Hazardous Waste (as all such terms are defined by RCRA, and the regulations promulgated thereunder) within the Premises, (ii) discharge Hazardous Substances into the storm sewer system serving the Premises; or
(iii) install any underground storage tank or underground piping on or under the Premises, other than as shall be reasonably required in the use and occupancy of the Premises (or in replacement of such existing underground storage tank or underground piping) and then only in full compliance with all laws and/or regulations.

            Section 16.04. Indemnity. Except to the extent the same has been made necessary solely by any gross negligence or willful misconduct of Landlord or its employees, agents, contractors or servants, Tenant shall and hereby does indemnify, defend Landlord and hold Landlord harmless from and against any and all expense, loss, and liability suffered by Landlord, by reason of Tenant's improper storage, generation, handling, treatment, transportation, disposal, or arrangement for transportation or disposal, of any Hazardous Substances (whether accidental, intentional, or negligent) or by reason of Tenant's breach of any warranty or of the provisions of this
Article XVI. Such expenses, losses and liabilities shall include, without limitation, (i) any and all expenses that Landlord may incur to comply with any Environmental Laws as a result of Tenant's failure to comply with the terms of this Lease; (ii) any and all costs that Landlord may incur in studying or remedying any Contamination at or arising from the Premises,
(iii) any and all reasonable costs that Landlord may incur in studying, removing, disposing or otherwise addressing any Hazardous Substances that Tenant improperly stored, generated, handled, treated, transported or disposed of or failed to remove from the Premises; (iv) any and all fines, penalties or other sanctions assessed upon Landlord by reason of Tenant's failure to comply with Environmental Laws; and (v) any and all reasonable legal and professional fees and costs incurred by Landlord in connection with the foregoing. The indemnity contained herein shall survive the termination or expiration of this Lease but only with regard to conditions or provisions which Tenant is obligated by this Lease to prevent, correct, or comply with during the Term of this Lease and any extensions thereof.

                                  ARTICLE XVII
                              BROKERAGE PROVISIONS

            Section 17.01. No Broker. Landlord and Tenant represent and warrant that no broker, commission agent, real estate agent or salesman has participated in the negotiation of this Lease, its procurement or in the procurement of Landlord or Tenant other than Kiniry and Company, Inc. (the "Broker"), which has been retained by Tenant and has executed a waiver and acknowledgment that Broker has been paid any and all commission in full. Tenant hereby represents and warrants to Landlord that Broker is not and shall not be, and Landlord and Tenant represent and warrant to each other that no other person, firm or corporation is or shall be, entitled to the payment of any fee, commission, compensation or other form of remuneration in connection herewith in any manner. Landlord and Tenant shall and do hereby mutually indemnify and hold harmless each other from and against any and all loss, cost, claim, damage or expense (including court costs and reasonable attorneys' fees) arising from and out of or in any manner connected with this Lease or any claim (meritorious or otherwise), demand or assertion which is in the nature of a brokerage fee, commission or other compensation for services rendered. The terms of this 17.01 shall survive any termination of this Lease.

                                 ARTICLE XVIII
                                 MISCELLANEOUS

            Section 18.01. Landlord Liability. No owner of the Premises, whether or not named herein, shall have liability hereunder after such owner ceases to hold title to the Premises, except for obligations which may have theretofore accrued. Neither Landlord nor any officer, director, shareholder, partner or principal, whether disclosed or undisclosed, of Landlord shall be under any personal liability with respect to any of the provisions of this Lease, and if Landlord is in breach or default with respect to Landlord's obligations or otherwise under this Lease, Tenant shall look solely to the equity of Landlord in the Premises for the satisfaction of Tenant's remedies. It is expressly understood and agreed that Landlord's liability under the terms, covenants, conditions, warranties and obligations of this Lease shall in no event exceed the loss of Landlord's equity interest in the Premises.

            Section 18.02. Waiver. Failure of Landlord or Tenant to insist upon the strict performance by the other of any term, condition or covenant of this Lease or to exercise any option, right, power, or remedy contained in this Lease shall not be deemed to be nor be construed as a waiver of such performance or relinquishment of such right now or subsequent hereto. The receipt by Landlord or the payment by Tenant of any Rent or Additional Rental required to be paid hereunder with knowledge of any default by Tenant or Landlord hereunder shall not be deemed a waiver of such default. No waiver by Landlord or Tenant of any provision of this Lease shall be deemed to have been made unless expressed in writing and signed by Landlord or Tenant, as the case may be.

            Section 18.03. Waiver of Redemption. Tenant hereby waives and surrenders any right or privilege under any present or future constitution, statute or law to redeem the Premises or to continue this Lease after the termination of this Lease for any reason, and the benefits of any present or future constitution, statute or rule of law which exempts property from liability for debt or for distress for rent.

            Section 18.04. Estoppel Certificates. Within thirty (30) days after written request of Landlord or Tenant, the other shall execute, acknowledge and deliver to the requesting party (being either Landlord or Tenant) and to any Mortgagee of or prospective purchaser from Landlord or to any actual or prospective assignee or subtenant of Tenant, written certificate certifying (a) that this Lease is unmodified and in full force and effect (or if there have been modifications, that the Lease is in full force and effect as modified, and stating the modifications), (b) the dates to which Rent and Additional Rental payable by Tenant hereunder have been paid, (c) that no notice has been received by or sent to Tenant of any default by Tenant hereunder which has not been cured, except as to any default specified in said certificate, (d) setting forth the amounts of current rental payments and other matters set forth in this Lease, and
(e) other items with respect to this Lease as may be reasonably required by Landlord or by any lender to, or purchaser from, Landlord or by Tenant or any actual or prospective assignee or subtenant of Tenant.

            Section 18.05. No Merger of Title. There shall be no merger of the leasehold estate created by this Lease with the fee estate of Landlord by reason of the fact that the same person may own or hold both the leasehold estate created by this Lease or any interest therein and the fee estate in the Premises or any interest therein; and no such merger shall occur unless and until all persons or entities (including any Mortgagee as hereinafter defined with respect to the fee estate of Landlord) having any interest in the leasehold estate created by this Lease or the fee estate in the Premises shall join in a written instrument effecting such merger and shall duly record the same.

            Section 18.06. Mortgagee's Rights. Subject to all the provisions of this Section 18.06, this Lease may be either superior or subordinate to any "Mortgage". The term "Mortgage", as used in this Lease, shall mean any and all mortgages, deeds to secure debt, deeds of trust, or other instruments creating a lien or conveying a security interest at any time and from time to time, granted by Landlord and affecting or encumbering the title of Landlord to the Premises or this Lease. The term "Mortgagee" refers to the holder of the Mortgage. Any Mortgagee may elect to have this Lease superior to its Mortgage by signifying such election in the Mortgage or by separate recorded instrument. Upon request by any Mortgagee, Tenant shall execute and deliver a written instrument, in a form acceptable for recording in the real estate records of Henrico County, Virginia, recognizing that this Lease is superior to a Mortgage and that, upon foreclosure of or exercise of the power of sale contained in the Mortgage, Tenant shall recognize and attorn to the purchaser at the foreclosure sale as the Landlord under this Lease, subject to all the terms and provisions of this Lease. Upon request by Landlord or a Mortgagee, Tenant shall subordinate its rights hereunder to a Mortgagee pursuant to form of Subordination, Non-Disturbance and Attornment Agreement ("SNDA") attached hereto as Exhibit "D" and made a part hereof, provided that
(i) Tenant's rights under this Lease shall remain in full force and effect,
(ii) any person (including Mortgagee) who becomes the holder of the interest of the Landlord by virtue of foreclosure of the Mortgage or deed in lieu thereof shall be subject to and bound by all the provisions of this Lease.

            Section 18.07. Separability. Each and every covenant and agreement contained in this Lease shall be for any and all purposes hereof construed as separate and independent and the breach of any covenant by Landlord or Tenant shall not discharge or relieve the other party from its obligation to perform each and every covenant and agreement to be performed by such party under this Lease. All rights, powers and remedies provided herein may be exercised only to the extent that the exercise thereof does not violate applicable law and shall be limited to the extent necessary to render this Lease valid and enforceable. If any term, provision or covenant of this Lease or the application thereof to any person or circumstance shall be held to be invalid, illegal or unenforceable, by a court of last resort having jurisdiction over the Premises, the validity of the remainder of this Lease shall not be affected; this Lease shall not terminate, and there shall be substituted for such illegal, invalid or unenforceable provision a like provision which is legal, valid and enforceable within the limits established by such court's final opinion and which most nearly accomplishes and reflects the original intention of the parties.

            Section 18.08. Notices, Demands and Other Instruments. All notices, demands, requests, consents, and approvals desired, necessary, required or permitted to be given pursuant to the terms of this Lease shall be in writing and shall be deemed to have been properly given when personally delivered (which shall include delivery by a nationally recognized overnight delivery service, such as Federal Express, UPS, or Airborne), or when sent by facsimile (with a copy forwarded by personal delivery or registered or certified mail as provided herein), or after being mailed by prepaid registered or certified mail, return receipt requested, to the address for each party set forth below.


      If to Landlord:         The Prudential Insurance Company of America
                              One Ravinia Drive, Suite 1400
                              Atlanta, Georgia  30346
                              Attn:       Vice President, Asset Management;
                                          Prudential Real Estate
                              Investors; Mercer Plaza Building Lease Notices
                              Fax Number:  (404) 396-9246

      With a copy to:         The Prudential Insurance Company of America
                              One Ravinia Drive, Suite 1400
                              Atlanta, Georgia  30346
                              Attn:       Law Department; Mercer Plaza Building
                                          Lease Notices
                              Fax Number:  (404) 512-0495

      If to Tenant:           Markel Corporation
                              4551 Cox Road
                              Richmond, Virginia  23060
                              Attn:       Bruce Kay
                              Fax Number:       (804) 527-3810

      With a copy to:         Markel Corporation
                              4551 Cox Road
                              Richmond, Virginia  23060
                              Attn:       Gregory B. Nevers
                              Fax Number:       (804) 527-3810

or at such other address in the United States as Landlord or Tenant may from time to time designate by like notice. Rejection or other refusal to accept or inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of the notice, demand, request or other communication. Such notices or other communication shall be effective and deemed "received" for all purposes hereunder (i) in the case of personal delivery or courier delivery, on the date of delivery to the party to whom such notice is addressed as evidenced by the written receipt signed on behalf of such party, (ii) if by overnight courier, on the next succeeding business day after the deposit thereof with all delivery charges prepaid, and (iii) in the case of registered or certified mail, the earlier of the date receipt is acknowledged on the return receipt for such notice or five (5) business days after the date of posting by the United States Post Office.

            Section 18.09. Successors and Assigns. Each and every covenant, term, condition and obligation contained in this Lease shall apply to and be binding upon and inure to the benefit or detriment of the respective legal representatives, heirs, successors and assigns of Landlord and Tenant. Whenever reference to the parties hereto is made in this Lease, such reference shall be deemed to include the legal representatives, successors, heirs and assigns of said party the same as if in each case expressed. The term "person" when used in this Lease shall mean any individual, corporation, partnership, firm, trust, joint venture, business association, syndicate, government or governmental organization or any other entity.

            Section 18.10. Headings. The headings to the various Articles and Sections of this Lease have been inserted for purposes of reference only and shall not limit or define or otherwise affect the express terms and provisions of this Lease.

            Section 18.11. Counterparts. This Lease may be executed in any number of counterparts, each of which is an original, but all of which shall constitute one instrument.

            Section 18.12. Applicable Law. This Lease shall be construed under and enforced in accordance with the laws of the State of Virginia.

            Section 18.13. Entire Agreement; Amendments. This Lease sets forth the entire understanding and agreement of Landlord and Tenant with respect to the Premises; all courses of dealing, usage of trade and all prior representations, promises, understandings and agreements, whether oral or written, are superseded by and merged into this Lease. No modification or amendment of this Lease shall be binding upon Landlord and Tenant, or either of them, unless in writing and fully executed.

            Section 18.14. All Genders and Numbers Included. Whenever the singular or plural number, or masculine, feminine, or neuter gender is used in this Lease, it shall equally apply to, extend to, and include the other.

            Section 18.15. Time is of Essence. Time is of the essence of this Lease. Whenever a day certain is provided for the payment of any sum of money or the performance of any act or thing, the same enters into and becomes a part of the consideration for this Lease.

            Section 18.16. Short Form Lease. Landlord and Tenant hereby agree that this Lease shall not be recorded in the public records. Either Landlord or Tenant may require that such other party execute a Short Form Lease. The Short Form Lease shall be filed for record in the real estate records of Henrico County, Virginia. Any and all recording cost and tax, if any, required in connection with the recording of the Short Form Lease shall be at the sole cost and expense of Tenant.

            Section 18.17. Holding Over. In the event Tenant continues to occupy the Premises after the last day of the last extension Term, a tenancy from month to month only shall be created, and not a tenancy for any longer period.

            Section 18.18. Names. Landlord and Tenant acknowledge that this Lease does not effect an assignment or grant to Landlord of any right to use the name "Markel" or any other name of Tenant or any other occupant of the Premises; provided, however that nothing in this clause shall be interpreted to restrict or limit any other rights Landlord may have by contract or at law. For so long as that certain Lease dated April 16, 1992 (the "Mercer Lease") between Rowe Properties--Southlake, L.P., as lessor, and William M. Mercer, Inc., as lessee, with respect to approximately
26,994 rental square feet, Suite 400, of the Premises, as assigned by Rowe Properties--Southlake, L.P. to Evanston Insurance Company, and as assigned by Evanston Insurance Company to Landlord, remains in full force and effect, Landlord agrees that Landlord shall not rename the Premises other than the Mercer Plaza Building, provided, however, that without the prior written consent of Landlord, Tenant shall have no right to modify or amend any covenant set forth in the Mercer Space Lease with respect to such name or other obligations which may be imposed on Landlord or on the successor in title to any landlord or lessor thereunder.

            Section 18.19. Mediation. If a dispute arises out of or relating to this Lease relating to whether Landlord has breached a covenant of Landlord set forth in this Lease, whether repair or maintenance is required pursuant to Section 6.02 of this Lease, whether changes or alterations may be permitted pursuant to Section 6.04 of this Lease, whether disbursements under Section 6.04 are due Tenant from the Escrow Agent, or as to the interpretation of the provisions of Article XIII and
Article XIV as to repair or restoration of the Premises, and if the dispute cannot be settled through negotiation, Landlord and Tenant agree first to try in good faith, for a period not to exceed 60 days (commencing as of the date either Landlord or Tenant delivers to the other a written notice to commence mediation hereunder) to settle the dispute by mediation administered by the American Arbitration Association under its Commercial Mediation Rules before resorting to arbitration, litigation or some other dispute resolution procedure.

            If such dispute, controversy or claim arising out of or relating to this Lease or the breach thereof is not resolved through mediation as aforesaid, the parties shall be restored to their pre-existing rights at law and in equity.

            Notwithstanding the foregoing, nothing in this Section 18.19 shall be deemed to (i) limit the applicability of any otherwise applicable statutes of limitation or the enforceability of any waivers contained in this Lease; or (ii) limit either of the parties hereto to exercise self help remedies provided for herein; or (iii) to obtain from a court provisional or ancillary remedies such as (but not limited to) injunctive relief or the appointment of a receiver. Neither the exercise of self help remedies nor the obtaining of provisional or ancillary remedies shall constitute a waiver of the right of either party to arbitrate the merits of the controversy.

            Section 18.20. Innsbrook Association. With respect to the rights that Landlord may have, as owner of the Premises, under protective covenants, easements, conditions, restrictions and agreements affecting any of the land comprising the development known as "Innsbrook", including, but not limited to, the rights to vote for directors of the Innsbrook Association (the "Association") and for or against the acceptance of assessments to operate the Association, Landlord and Tenant agree as follows:

      (a) Unless it is manifest that Landlord has theretofore received written notice thereof, Tenant shall promptly forward to Landlord copies of all written notices, materials, agenda and other communications to or from the Association, and to or from other owners or members within the Association, or otherwise materially related to the Association, and shall, in addition, promptly inform Landlord and keep Landlord advised of other material discussions and communications with such parties regarding material issues related to the Association; Landlord and Tenant shall direct the Association to send notices from the Association to both Landlord and Tenant;

      (b) Tenant shall promptly inform Landlord of the date, time and location of any meeting to be held of the Association or of members of the Association with regard to issues applicable with respect to the Association unless it is manifest that Landlord has theretofore received written notice thereof;

      (c) Landlord shall have the right to attend any such meetings in order to address the issues relevant to the Landlord with respect to this Lease and Landlord's ownership of the Premises;

      (d) Tenant shall be entitled to exercise Landlord's right to vote, or (if Landlord must cast such vote) to direct Landlord to vote, on any matters arising with respect to the Association (except to the extent that such matters relate to obligations arising after expiration of the Term), provided that in Landlord's reasonable analysis such vote (or the position evidenced by such vote) is not contrary to the respective rights and obligations of Landlord and Tenant under the Lease, and that Tenant shall have no right to bind Landlord to, or direct Landlord to incur, any obligation without Landlord's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed; and

      (e) In the event that Tenant is to cast such vote or exercise any right or take any action on behalf of Landlord in a manner permitted hereunder, Landlord hereby agrees to execute and deliver to Tenant, the Association and/or other owners of property comprising the Association such certificates or other documentation as may be reasonably requested to evidence Tenant's right to act for and on behalf of Landlord and its successors and assigns in such matters.

            IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease by their duly authorized officers, have affixed their seals hereunto and have delivered same, as of the day and year first above written.


                                    TENANT:

                                    MARKEL CORPORATION

                                    By:. . . . . . . . . . . . . . .
                                       Name:   Bruce A. Kay
                                       Title:  Vice President

                                    Attest:. . . . . . . . . . . . .
                                        Name:  Gregory B. Nevers
                                        Title: Assistant Secretary



                    (SIGNATURES CONTINUED ON FOLLOWING PAGE)

                   (SIGNATURES CONTINUED FROM PRECEDING PAGE)


                                  LANDLORD:

                                  THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

                                  By:
                                  Name:     P. James Mehalso
                                  Title:    Vice President